Exhibit 99.4
Summary Historical and Adjusted Financial Data
The following table sets forth summary historical and adjusted financial data for Valeant Pharmaceuticals International. The consolidated statement of operations data for the years ended December 31, 2006, 2007 and 2008 and the consolidated balance sheet data as of December 31, 2006, 2007 and 2008 have been derived from our audited financial statements. The consolidated statements of operations data for the three-month periods ended March 31, 2008 and 2009 and the consolidated condensed balance sheet data as of March 31, 2009 have been derived from our unaudited consolidated condensed financial statements. The consolidated statement of operations data for the twelve-month period ended March 31, 2009 have been derived from the consolidated statement of operations data for the year ended December 31, 2008 and the three-month periods ended March 31, 2008 and 2009. You should read this summary historical financial data together with our consolidated financial statements and related notes thereto contained in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2009.

						Twelve Months
				Three Months		Ended
	Year Ended December 31,			Ended March 31,		March 31,
	2006	2007	2008	2008	2009	2009
	(Dollar amounts in thousands)
Revenues:
Product sales	$603,810	$603,051	$593,165	$139,210	$152,833	$606,788
Services revenue	—	—	—	—	6,738	6,738
Alliance revenue (including ribavirin royalties)	81,242	86,452	63,812	12,773	18,352	69,391

Total revenues	685,052	689,503	656,977	151,983	177,923	682,917

Costs and expenses:
Cost of goods sold (excluding amortization)	161,008	158,060	167,916	35,755	39,697	171,858
Cost of services	—	—	—	—	4,326	4,326
Selling, general and administrative	283,559	292,001	278,019	69,439	64,216	272,796
Research and development costs, net	105,443	97,957	86,967	29,294	8,735	66,408
Acquired in-process research and development	—	—	186,300	—	—	186,300
Gain on litigation settlements	(51,550)	—	—	—	—	—
Restructuring, asset impairments and dispositions	88,616	27,675	21,295	(13,190)	1,211	35,696
Amortization expense	51,295	55,985	49,973	13,329	17,004	53,648

Total costs and expenses	638,371	631,678	790,470	134,627	135,189	791,032

Income (loss) from operations	46,681	57,825	(133,493)	17,356	42,734	(108,115)
Other income (expense), net including translation and exchange	766	1,659	2,063	(1,531)	1,212	4,806
Gain (loss) on early extinguishment of debt	—	—	(12,994)	—	4,599	(8,395)
Interest income	12,367	17,584	17,129	4,724	1,835	14,240
Interest expense	(56,292)	(56,923)	(45,385)	(13,384)	(8,013)	(40,014)

Income (loss) from continuing operations before income taxes	3,522	20,145	(172,680)	7,165	42,367	(137,478)
Provision for income taxes	36,577	13,535	34,688	4,659	11,569	41,598

Income (loss) from continuing operations	(33,055)	6,610	(207,368)	2,506	30,798	(179,076)
Income (loss) from discontinued operations, net of tax	(37,332)	(26,796)	166,548	3,293	398	163,653

Net income (loss)	(70,387)	(20,186)	(40,820)	5,799	31,196	(15,423)
Less: Net income attributable to noncontrolling interest	3	2	7	2	1	6

Net income (loss) attributable to Valeant	$(70,390)	$(20,188)	$(40,827)	$5,797	$31,195	$(15,429)

						Twelve Months
				Three Months		Ended
	Year Ended December 31,			Ended March 31,		March 31,
	2006	2007	2008	2008	2009	2009
	(Dollar amounts in thousands)
Balance Sheet Data (at end of period):
Cash and cash equivalents	$311,012	$287,728	$199,582			$139,909
Total assets	1,503,386	1,492,321	1,185,932			1,068,886
Long-term debt	698,502	716,821	398,802			340,394
Stockholders’ equity	509,857	479,571	251,748			259,381
Other Data:
EBITDA (1)	116,708	129,459	(65,052)	35,151	63,498	(36,705)
Adjusted EBITDA (2)	153,774	157,134	142,543	21,961	64,709	185,291
Capital Expenditures	35,625	29,140	16,575	3,631	7,076	20,020

Credit Statistics:
Ratio of long-term debt to Adjusted EBITDA						1.8	x
Ratio of Adjusted EBITDA to interest expense						4.6	x
Ratio of Adjusted EBITDA minus capital expenditures to interest expense						4.1	x

(1)	EBITDA is a non-GAAP measurement that consists of income (loss) from operations plus depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Management uses EBITDA to measure and evaluate the operating performance of our core business operations because our resource allocation, cost of capital and income tax positions are managed at a corporate level, apart from the activities of the operating segments, and the operating facilities are located in different taxing jurisdictions which can cause considerable variation in tax expense.

(2)	Adjusted EBITDA is a non-GAAP measurement that consists of EBITDA plus the sum of acquired in-process research and development, gain on litigation settlements, and restructuring, asset impairments and dispositions. For the purposes of calculating Adjusted EBITDA, we have not included stock based compensation of $20.3 million, $12.4 million, and $5.1 million for the 2006, 2007, and 2008 fiscal years, respectively, and $2.4 million and $4.3 million for the three months ended March 31, 2008 and 2009, respectively.

We believe that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about certain material non-cash items and about unusual items that we do not expect to continue at the same level in the future. Such supplementary adjustments to EBITDA may not be in accordance with current SEC practice or with regulations adopted by the SEC that apply to registration statements filed under the Securities Act and periodic reports presented under the Securities Exchange Act of 1934, as amended.

The following table reconciles income (loss) from operations, as reflected on our summary historical financial data in accordance with GAAP, to Adjusted EBITDA.

						Twelve Months
				Three Months		Ended
	Year Ended December 31,			Ended March 31,		March 31,
	2006	2007	2008	2008	2009	2009
	(In thousands)
Income (loss) from operations	$46,681	$57,825	$(133,493)	$17,356	$42,734	$(108,115)
Depreciation and amortization	70,027	71,634	68,441	17,795	20,764	71,410

EBITDA	$116,708	$129,459	$(65,052)	$35,151	$63,498	$(36,705)
Adjustments:
Acquired in-process research and development (a)	—	—	186,300	—	—	186,300
Gain on litigation settlements (b)	(51,550)	—	—	—	—	—
Restructuring, asset impairments and dispositions (c)	88,616	27,675	21,295	(13,190)	1,211	35,696

Adjusted EBITDA	$153,774	$157,134	$142,543	$21,961	$64,709	$185,291

(a)	In connection with our acquisitions, portions of the purchase price are allocated to acquired in-process research and development on projects that, as of the acquisition date, had not yet reached technological feasibility and had no alternative future use. Such costs are charged to research and development expense as of the date of the acquisition. In October 2008, we acquired Coria for approximately $96.9 million of which $0.5 million was allocated to in-process research and development costs and charged to expense. In December 2008, we acquired Dow for approximately $385.1 million of which $185.8 million was allocated to in-process research and development costs and charged to expense.

(b)	In 2006, we recorded a gain on litigation settlement from litigation with a former chief executive officer, Milan Panic, of $17.6 million relating to Ribapharm bonuses. We also recorded a gain on litigation settlement from litigation with the Republic of Serbia of $34.0 million relating to the ownership and operations of a joint venture we formerly participated in known as Galenika.

(c)	In 2006, we incurred an expense of $88.6 million relating to the 2006 Restructuring. The expense included employee severance costs of $11.6 million, abandoned software and other capital assets of $22.2 million, asset impairment charges relating to fixed assets at a manufacturing facility and our former headquarters and research facility of $53.2 million and contract cancellation and other cash charges of $1.6 million.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2009 on an actual and on an as adjusted basis to give effect to the previously announced offering of the notes and the receipt of the net proceeds therefrom, but does not give effect to any specific application of such proceeds.

	As of
	March 31, 2009
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$139,909	$485,418

Debt:
8.375% Senior Unsecured Notes (1)	$—	$353,309
3.0% Convertible Subordinated Notes due 2010 (2) (3)	133,885	133,885
4.0% Convertible Subordinated Notes due 2013 (2) (4)	205,369	205,369
Capital Leases	1,140	1,140

Total Long-Term Debt	340,394	693,703
Total Stockholders’ Equity	259,381	259,381

Total Capitalization	$599,775	$953,084

(1)	The face value of the 8.375% Senior Unsecured Notes is $365.0 million. The notes were issued at a price of 96.797% of their face value, resulting in approximately $353.3 million of gross proceeds. The $11.7 million discount will be amortized and included in interest expense over the term of the notes.

(2)	FSB APB 14-1 requires bifurcation of a component of the convertible debt instruments, classification of that component in equity, and the accretion of the resulting discount on the debt to be recognized as interest expense. Since adoption of FSP APB 14-1, we are required to separately account for the debt and equity components of our convertible notes. The balance above represents the carrying values for the convertible notes net of unamortized discount.

(3)	The face value of the 3.0% Convertible Subordinated Notes as of March 31, 2009 was $141.6 million.

(4)	The face value of the 4.0% Convertible Subordinated Notes as of March 31, 2009 was $240.0 million.